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EXHIBIT 11- Statement Re: Computation of Per Share Earnings

CARROLLTON BANCORP


                                                     Three Months Ended June 30              Six Months Ended June 30
                                                -------------------------------------    ---------------------------------
                                                     2000                 1999              2000               1999
                                                ----------------     ----------------    ------------     ----------------
Average shares outstanding - Basic                    2,745,876            2,818,988       2,758,192            2,822,304
                                                ================     ================    ============     ================

Average shares outstanding - Diluted                  2,745,876            2,820,538       2,758,192            2,823,189
                                                ================     ================    ============     ================

Net income                                              460,850              570,890         886,414            1,078,307

Earnings per share:  Basic                                $0.17                $0.20           $0.32                $0.38
                                                ================     ================    ============     ================

Earnings per share:  Diluted                              $0.17                $0.20           $0.32                $0.38
                                                ================     ================    ============     ================
